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                                                                    EXHIBIT 14.1

                                LITTELFUSE, INC.

          CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS

         Littelfuse, Inc. (the "Company") seeks to promote ethical conduct in its financial management and reporting. As a public company, it is essential that the Company's filings with the Securities and Exchange Commission are accurate, complete and understandable. The principal executive and financial officers of the Company hold an essential role in this process. This Code of Ethics applies to the principal executive officer, principal financial officer, principal accounting officer and controller of the Company and other employees of the Company performing similar functions as well as any other employee of the Company who may be designated by the Board of Directors from time to time as being subject to this Code of Ethics (each, a "Senior Officer").

         1.       Each Senior Officer shall:

                           (i) Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

                           (ii)     Provide the Board of Directors with
                  information that is accurate, complete, timely and understandable.

                           (iii) Comply with all laws, rules and regulations of federal, state and local governments and regulatory agencies.

                           (iv) Act in good faith with due care, competence and diligence, without allowing his or her independent judgment or conduct to be improperly influenced.

                           (v) Proactively promote ethical behavior within the Company.

                           (vi) Promote responsible use of and control over all Company assets and resources.

                           (vii) Provide full, fair, accurate, timely and understandable information in all reports and documents filed with, or submitted to, the Securities and Exchange Commission or any other governmental entity and in any other public communication made by the Company.

                           (viii) Promptly report any violations of this Code of Ethics to the Chairman of the Audit Committee of the Board of Directors.

         2. Violations of this Code of Ethics may subject a Senior Officer to disciplinary action, ranging from a reprimand to dismissal and possible criminal prosecution.

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         3.       Each Senior Officer shall certify each year that he or she has not violated this Code of Ethics and is not aware of any violation of this Code of Ethics by any other Senior Officer that has not been reported to the Chairman of the Audit Committee of the Board of Directors.

         4.       This Code of Ethics may be amended by the Board of Directors.

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